UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2020

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 666 Fifth Avenue, 18th Floor, New York, NY 10103_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060
____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 1, 2020, Golub Capital BDC, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with RGA Reinsurance Company, a Missouri corporation (“RGA”), Aurora National Life Assurance Company, a California corporation and a wholly-owned subsidiary of RGA (“Aurora,” together with RGA, the “Transferors”), and each of Senior Loan Fund LLC, a Delaware limited liability company (“GBDC SLF”), and GCIC Senior Loan Fund LLC, a Delaware limited liability company (“GCIC SLF” and, together with GBDC SLF, the “SLFs” and each, an “SLF”). Prior to entering into the Purchase Agreement, the Transferors owned 12.5% of the limited liability company (“LLC”) equity interests in each SLF, while the Company owned the remaining 87.5% of the LLC equity interests in each SLF. Pursuant to the Purchase Agreement, RGA and Aurora agreed to sell their LLC equity interests in GBDC SLF and GCIC SLF, respectively, to the Company, effective as of January 1, 2020. As consideration for the purchase of the SLF LLC equity interests, on or before March 2, 2020, the Company has agreed to pay each Transferor an amount, in cash, equal to the net asset value of such Transferor's SLF LLC equity interests as of December 31, 2019 (the “Net Asset Value”) along with interest on such Net Asset Value accrued from the date of the Purchase Agreement through, but excluding, the payment date at a rate equal to the short-term applicable federal rate. As a result of the transactions, on January 1, 2020, GBDC SLF and GCIC SLF became wholly-owned subsidiaries of the Company. In addition, the capital commitments of the Transferors to the SLFs were terminated. As wholly-owned and controlled subsidiaries, the asset and liabilities of the SLFs will be consolidated into the Company's financial statements and notes thereto for periods ending on or after January 1, 2020, and will also be included for purposes of determining the Company’s asset coverage ratio.

The description above is only a summary of the material provisions of the Purchase Agreement and is qualified in its entirety by reference to a copy of the Purchase Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

In connection with the acquisition of the SLF LLC equity interests, the Company assumed the liabilities of each of GBDC SLF and GCIC SLF, including their respective credit facilities.

As of January 1, 2020, the date of the Company’s acquisition of the GBDC SLF LLC equity interests formerly held by RGA pursuant to the Purchase Agreement, the senior secured revolving credit facility (as amended, the “GBDC SLF Credit
Facility”) that Senior Loan Fund II LLC, a wholly-owned subsidiary of GBDC SLF (“GBDC SLF II”), entered into with Wells
Fargo Securities, LLC, as administrative agent, and Wells Fargo Bank, N.A., as lender, which, as of December 31, 2019 allowed SLF II to borrow up to $52.3 million, subject to leverage and borrowing base restrictions, and which bore interest at one-month LIBOR plus 2.05% per annum. The reinvestment period of the GBDC SLF Credit Facility ended August 29, 2018, and after such date, the maximum commitment is equal to advances outstanding. The stated maturity date of the GBDC SLF
Credit Facility is August 30, 2022.

As of January 1, 2020, the date of the Company’s acquisition of all of the GCIC SLF LLC equity interests formerly held by
Aurora pursuant to the Purchase Agreement, GCIC Senior Loan Fund II LLC, a wholly-owned subsidiary of GCIC SLF
(“GCIC SLF II”), was party to a senior secured revolving credit facility (as amended, the “GCIC SLF Credit Facility”) with
Wells Fargo Bank, N.A., which, as of December 31, 2019, allowed GCIC SLF II to borrow up to $44.4 million at any one time outstanding, subject to leverage and borrowing base restrictions, and which bore interest at one-month LIBOR plus
2.05%. The reinvestment period of the GCIC SLF Credit Facility ended September 29, 2018, and after such date, the maximum commitment is equal to advances outstanding. The stated maturity date of GCIC SLF Credit Facility is September 28, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Purchase Agreement, dated as of January 1, 2020, by and among RGA Reinsurance Company, Aurora National Life Assurance Company, Golub Capital BDC, Inc., Senior Loan Fund LLC and GCIC Senior Loan Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: January 6, 2020	By: /s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer